Exhibit 99.1

CCC Intelligent Solutions Holdings Inc. Announces Second Quarter 2024 Financial Results

July 30, 2024 – CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) (NASDAQ: CCCS), a leading cloud platform for the P&C insurance economy, today announced its financial results for the three months ended June 30, 2024.

“CCC delivered strong second quarter results, highlighted by 10% year-over-year revenue growth and 41% adjusted EBITDA margin. Our solid performance in the first half of 2024 reinforces our confidence in our durable business model, multisided network, and customer-focused innovation,” said Githesh Ramamurthy, Chairman & CEO of CCC.

“Our significant investment in research and development over the past decade has enabled us to build a robust pipeline of new solutions that help our clients accelerate their digital transformation within the P&C economy,” continued Ramamurthy. “Strong client engagement and feedback across these new solutions increase our confidence in CCC’s long-term growth potential.”

Second Quarter 2024 Financial Highlights

Revenue

•
Total revenue was $232.6 million for the second quarter of 2024, an increase of 10% from $211.7 million for the second quarter of 2023.

Profitability

•
GAAP gross profit was $177.3 million, representing a gross margin of 76%, for the second quarter of 2024, compared with $152.6 million, representing a gross margin of 72%, for the second quarter of 2023. Adjusted gross profit was $182.1 million, representing an adjusted gross profit margin of 78%, for the second quarter of 2024, compared with $162.0 million, representing an adjusted gross profit margin of 77%, for the second quarter of 2023.
•
GAAP operating income was $22.5 million for the second quarter of 2024, compared with GAAP operating loss of $73.2 million for the second quarter of 2023. Adjusted operating income was $86.0 million for the second quarter of 2024, compared with adjusted operating income of $71.8 million for the second quarter of 2023.
•
GAAP net income was $21.4 million for the second quarter of 2024, compared with GAAP net loss of $97.3 million for the second quarter of 2023. Adjusted net income was $56.2 million for the second quarter of 2024, compared with adjusted net income of $47.8 million for the second quarter of 2023.
•
Adjusted EBITDA was $95.8 million for the second quarter of 2024, compared with adjusted EBITDA of $80.9 million for the second quarter of 2023. Adjusted EBITDA grew 18% in the second quarter of 2024 compared with the second quarter of 2023.

Liquidity

•
CCC had $237.9 million in cash and cash equivalents and $780.0 million of total debt on June 30, 2024. The Company generated $51.8 million in cash from operating activities and had free cash flow of $36.2 million during the second quarter of 2024, compared with $69.6 million generated in cash from operating activities and $55.0 million in free cash flow in the second quarter of 2023.

The information presented above includes non-GAAP financial measures such as “adjusted EBITDA,” “adjusted net income,” “adjusted EBITDA margin,” “adjusted operating income,” “adjusted gross profit,” “adjusted gross profit margin,” and “free cash flow.” Refer to “Non-GAAP Financial Measures” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

2nd Quarter and Recent Business Highlights

•
CCC recently launched CCC® Build Sheets, a new solution designed to streamline the repair process. Integrated directly into CCC ONE®, CCC® Build Sheets provides collision repairers with detailed vehicle specifications based on the Vehicle Identification Number (VIN), helping them write more complete estimates the first time, better understand the parts needed for the repair, access information faster, improve efficiency, and enhance overall shop productivity.
•
CCC continued to grow the breadth and depth of its network during the second quarter of 2024, adding over 600 collision repair facilities to its platform in 2024 year-to-date. CCC now has over 30,000 repair facilities on the CCC platform. CCC’s total customer count now exceeds 35,000, including over 5,500 parts suppliers, more than 300 insurers, and 13 of the top-15 automotive OEMs. By connecting these companies and digitizing processes across the ecosystem, CCC’s platform increases their ability to be productive, reduce leakage, and improve communication throughout the P&C insurance economy – which ultimately can result in claims being resolved faster.

•
Certain existing shareholders recently completed two secondary offerings of the Company’s common stock. The first offering of 50,000,000 shares closed in May 2024. The second offering of 30,000,000 shares closed in July 2024. The Company did not receive any proceeds from the sale of shares by the existing stockholders in either offering. CCC’s publicly traded float1 has increased from approximately 30% of shares outstanding in October 2023 to over 70% of shares outstanding today.

Business Outlook

Based on information as of today, July 30, 2024, the Company is issuing the following financial guidance:

Third Quarter Fiscal 2024	Full Year Fiscal 2024

Revenue	$236.0 million to $238.0 million	$941.0 million to $945.0 million
Adjusted EBITDA	$97.0 million to $99.0 million	$391.0 million to $395.0 million

1 As measured by Bloomberg Finance L.P.

Conference Call Information

CCC will host a conference call today, July 30, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and financial guidance. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at https://ir.cccis.com, and a replay will be archived on the website as well.

About CCC Intelligent Solutions

CCC Intelligent Solutions Inc. (CCC), a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCCS), is a leading cloud platform for the multi-trillion-dollar P&C insurance economy, creating intelligent experiences for insurers, repairers, automakers, part suppliers, and more. The CCC Intelligent Experience (IX) Cloud, powered by proven AI and an innovative event-based architecture, connects more than 35,000 businesses to power customized applications and platforms for optimal outcomes, and personalized experiences that just work. Through purposeful innovation and the strength of its connections, CCC technologies empower the people and industry relied upon to keep lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, future events, goals, plans and projections regarding the Company’s financial position, results of operations, market position, product development and business strategy. Such differences may be material. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, our revenues, the concentration of our customers and the ability to retain our current customers; our ability to negotiate with our customers on favorable terms; our ability to maintain and grow our brand and reputation cost-effectively; the execution of our growth strategy; the impact of public health outbreaks, epidemics or pandemics on our business and results of operations; our projected financial information, growth rate and market opportunity; the health of our industry, claim volumes, and market conditions; changes in the insurance and automotive collision industries, including the adoption of new technologies; global economic conditions and geopolitical events; competition in our market and our ability to retain and grow market share; our ability to develop, introduce and market new enhanced versions of our solutions; our sales and implementation cycles; the ability of our research and development efforts to create significant new revenue streams; changes in applicable laws or regulations; changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries; our reliance on third-party data, technology and intellectual property; changes in our customers’ or the public’s perceptions regarding the use of artificial intelligence; our ability to protect our intellectual property; our ability to keep our data and information systems secure from data security breaches; our ability to acquire or invest in companies or pursue business partnerships; our ability to raise financing in the future and improve our capital structure; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to expand or maintain our existing customer base; our ability to service our indebtedness; and other risks and uncertainties, including those included under the header “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”), which can be obtained, without charge, at the SEC’s website (www.sec.gov), and in our other filings with the SEC. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including, but not limited to, “adjusted EBITDA,” “adjusted net income,” “adjusted operating income,” “adjusted EBITDA margin,” “adjusted gross profit,” “adjusted gross profit margin,” “adjusted operating expenses,” and “free cash flow” in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s calculation of these non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

This press release also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included for these projections.

Investor Contact:

Bill Warmington

VP, Investor Relations, CCC Intelligent Solutions Inc.

312-229-2355

IR@cccis.com

Media Contact:

Michelle Hellyar

Senior Director, Public Relations, CCC Intelligent Solutions Inc.

mhellyar@cccis.com

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$237,893	$195,572
Accounts receivable—Net of allowances of $4,079 and $5,574 as of June 30, 2024 and December 31, 2023, respectively	120,932	102,365
Income taxes receivable	4,093	1,798
Deferred contract costs	19,427	17,900
Other current assets	26,589	32,364
Total current assets	408,934	349,999
SOFTWARE, EQUIPMENT, AND PROPERTY—Net	176,391	160,416
OPERATING LEASE ASSETS	29,799	30,456
INTANGIBLE ASSETS—Net	970,505	1,015,046
GOODWILL	1,417,724	1,417,724
DEFERRED FINANCING FEES, REVOLVER—Net	1,365	1,672
DEFERRED CONTRACT COSTS	21,666	22,302
EQUITY METHOD INVESTMENT	10,228	10,228
OTHER ASSETS	42,546	43,197
TOTAL	$3,079,158	$3,051,040
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,954	$16,324
Accrued expenses	61,149	71,478
Income taxes payable	215	3,689
Current portion of long-term debt	8,000	8,000
Current portion of long-term licensing agreement—Net	3,157	3,061
Operating lease liabilities	7,128	6,788
Deferred revenues	45,988	43,567
Total current liabilities	146,591	152,907
LONG-TERM DEBT—Net	764,249	767,504
DEFERRED INCOME TAXES—Net	170,627	195,365
LONG-TERM LICENSING AGREEMENT—Net	26,089	27,692
OPERATING LEASE LIABILITIES	48,657	50,796
WARRANT LIABILITIES	—	51,501
OTHER LIABILITIES	10,352	6,414
Total liabilities	1,166,565	1,252,179
COMMITMENTS AND CONTINGENCIES (Notes 18 and 19)
MEZZANINE EQUITY:
Redeemable non-controlling interest	18,947	16,584
STOCKHOLDERS’ EQUITY:
Preferred stock—$0.0001 par; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—$0.0001 par; 5,000,000,000 shares authorized; 622,795,101 and 603,128,781 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	62	60
Additional paid-in capital	3,000,367	2,909,757
Accumulated deficit	(1,105,619)	(1,126,467)
Accumulated other comprehensive loss	(1,164)	(1,073)
Total stockholders’ equity	1,893,646	1,782,277
TOTAL	$3,079,158	$3,051,040

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
REVENUES	$232,618	$211,710	$459,855	$416,630
COST OF REVENUES
Cost of revenues, exclusive of amortization and impairment of acquired technologies	53,231	52,047	106,038	102,494
Amortization of acquired technologies	2,090	6,646	8,657	13,331
Impairment of acquired technologies	—	431	—	431
Total cost of revenues	55,321	59,124	114,695	116,256
GROSS PROFIT	177,297	152,586	345,160	300,374
OPERATING EXPENSES:
Research and development	49,253	43,363	98,730	84,359
Selling and marketing	36,321	35,936	71,907	69,467
General and administrative	51,268	46,141	108,329	88,006
Amortization of intangible assets	17,942	18,022	35,884	36,088
Impairment of goodwill	—	77,405	—	77,405
Impairment of intangible assets	—	4,906	—	4,906
Total operating expenses	154,784	225,773	314,850	360,231
OPERATING INCOME (LOSS)	22,513	(73,187)	30,310	(59,857)
INTEREST EXPENSE	(16,602)	(14,014)	(33,054)	(27,846)
INTEREST INCOME	2,625	4,023	5,092	7,282
CHANGE IN FAIR VALUE OF WARRANT LIABILITIES	15,963	(20,375)	14,378	(19,180)
OTHER INCOME—Net	1,253	3,928	4,191	1,377
PRETAX INCOME (LOSS)	25,752	(99,625)	20,917	(98,224)
INCOME TAX (PROVISION) BENEFIT	(4,307)	2,281	(69)	3,064
NET INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	21,445	(97,344)	20,848	(95,160)
LESS: ACCRETION OF REDEEMABLE NON-CONTROLLING INTEREST	(1,221)	(315)	(2,363)	(315)
NET INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC. COMMON STOCKHOLDERS	$20,224	$(97,659)	$18,485	$(95,475)
Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$(0.16)	$0.03	$(0.15)
Diluted	$0.03	$(0.16)	$0.03	$(0.15)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	609,997,114	621,235,776	604,138,246	618,740,340
Diluted	638,367,745	621,235,776	636,990,633	618,740,340
COMPREHENSIVE INCOME (LOSS):
Net income (loss) including non-controlling interest	21,445	(97,344)	20,848	(95,160)
Other comprehensive loss—Foreign currency translation adjustment	(16)	(285)	(91)	(251)
COMPREHENSIVE INCOME (LOSS) INCLUDING NON-CONTROLLING INTEREST	21,429	(97,629)	20,757	(95,411)
Less: accretion of redeemable non-controlling interest	(1,221)	(315)	(2,363)	(315)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CCC INTELLIGENT SOLUTIONS HOLDINGS INC. COMMON STOCKHOLDERS	$20,208	$(97,944)	$18,394	$(95,726)

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$20,848	$(95,160)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of software, equipment, and property	19,160	17,966
Amortization of intangible assets	44,541	49,419
Impairment of goodwill and intangible assets	—	82,742
Deferred income taxes	(24,738)	(23,791)
Stock-based compensation	85,096	64,720
Amortization of deferred financing fees	927	851
Amortization of discount on debt	125	111
Change in fair value of derivative instruments	134	(1,009)
Change in fair value of warrant liabilities	(14,378)	19,180
Non-cash lease expense	—	1,232
Loss on disposal of software, equipment and property	302	—
Other	68	115
Changes in:
Accounts receivable—Net	(18,553)	2,322
Deferred contract costs	(1,527)	(315)
Other current assets	5,860	7,116
Deferred contract costs—Non-current	636	681
Other assets	391	(5,267)
Operating lease assets	1,152	(5)
Income taxes	(5,769)	772
Accounts payable	4,633	(8,534)
Accrued expenses	(12,739)	(14,975)
Operating lease liabilities	(2,236)	(249)
Deferred revenues	2,437	4,825
Other liabilities	639	(115)
Net cash provided by operating activities	107,009	102,632
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software, equipment, and property	(31,224)	(29,084)
Net cash used in investing activities	(31,224)	(29,084)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	21,561	20,827
Proceeds from employee stock purchase plan	1,833	1,326
Payments for employee taxes withheld upon vesting of equity awards	(52,722)	(11,539)
Principal payments on long-term debt	(4,000)	(4,000)
Net cash used in financing activities	(33,328)	6,614
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(136)	(373)
NET CHANGE IN CASH AND CASH EQUIVALENTS	42,321	79,789
CASH AND CASH EQUIVALENTS:
Beginning of period	195,572	323,788
End of period	$237,893	$403,577
NONCASH INVESTING AND FINANCING ACTIVITIES:
Noncash purchases of software, equipment, and property	$7,218	$550
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$31,739	$26,946
Cash paid for income taxes—Net	$30,567	$19,954

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(In thousands, except profit margin percentage data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in thousands, except percentages)	2024	2023	2024	2023
Gross Profit	$177,297	$152,586	$345,160	$300,374
Amortization of acquired technologies	2,090	6,646	8,657	13,331
Stock-based compensation and related employer payroll tax	2,693	2,358	5,280	4,473
Impairment of acquired technologies	—	431	—	431
Adjusted Gross Profit	$182,080	$162,021	$359,097	$318,609
Gross Profit Margin	76%	72%	75%	72%
Adjusted Gross Profit Margin	78%	77%	78%	76%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2024	2023	2024	2023
Operating expenses	$154,784	$225,773	$314,850	$360,231
Amortization of intangible assets	(17,942)	(18,022)	(35,884)	(36,088)
Stock-based compensation expense and related employer payroll tax	(38,075)	(33,706)	(85,520)	(62,799)
Litigation costs	(1,624)	(1,537)	(2,200)	(2,523)
M&A and integration costs	—	—	(477)	—
Equity transaction costs, including secondary offerings	(1,046)	—	(1,738)	—
Impairment of goodwill	—	(77,405)	—	(77,405)
Impairment of intangible assets	—	(4,906)	—	(4,906)
Adjusted operating expenses	$96,097	$90,197	$189,031	$176,510

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2024	2023	2024	2023
Operating income (loss)	$22,513	$(73,187)	$30,310	$(59,857)
Amortization of intangible assets	17,942	18,022	35,884	36,088
Amortization of acquired technologies—Cost of revenue	2,090	6,646	8,657	13,331
Stock-based compensation expense and related employer payroll tax	40,768	36,064	90,800	67,272
Litigation costs	1,624	1,537	2,200	2,523
M&A and integration costs	—	—	477	—
Equity transaction costs, including secondary offerings	1,046	—	1,738	—
Impairment of goodwill	—	77,405	—	77,405
Impairment of intangible assets	—	4,906	—	4,906
Impairment of acquired technologies - Cost of revenue	—	431	—	431
Adjusted operating income	$85,983	$71,824	$170,066	$142,099

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands, except for EBITDA margin percentage data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2024	2023	2024	2023
Net income (loss)	$21,445	$(97,344)	$20,848	$(95,160)
Interest expense	16,602	14,014	33,054	27,846
Interest income	(2,625)	(4,023)	(5,092)	(7,282)
Income tax benefit	4,307	(2,281)	69	(3,064)
Amortization of intangible assets	17,942	18,022	35,884	36,088
Amortization of acquired technologies—Cost of revenue	2,090	6,646	8,657	13,331
Depreciation and amortization of software, equipment and property	2,299	2,187	4,164	4,414
Depreciation and amortization of software, equipment and property—Cost of revenue	7,418	6,573	14,996	13,552
Stock-based compensation expense and related employer payroll tax	40,768	36,064	90,800	67,272
Change in fair value of derivative instruments	852	(3,613)	134	(1,009)
Change in fair value of warrant liabilities	(15,963)	20,375	(14,378)	19,180
Income from derivative instruments	(2,008)	—	(4,039)	—
Litigation costs	1,624	1,537	2,200	2,523
M&A and integration costs	—	—	477	—
Equity transaction costs, including secondary offerings	1,046	—	1,738	—
Impairment of goodwill	—	77,405	—	77,405
Impairment of intangible assets	—	4,906	—	4,906
Impairment of acquired technologies - Cost of Revenue	—	431	—	431
Adjusted EBITDA	$95,797	$80,899	$189,512	$160,433
Adjusted EBITDA Margin	41%	38%	41%	39%

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2024	2023	2024	2023
Net income (loss)	$21,445	$(97,344)	$20,848	$(95,160)
Amortization of intangible assets	17,942	18,022	35,884	36,088
Amortization of acquired technologies—Cost of revenue	2,090	6,646	8,657	13,331
Stock-based compensation expense and related employer payroll tax	40,768	36,064	90,800	67,272
Change in fair value of warrant liabilities	(15,963)	20,375	(14,378)	19,180
Change in fair value of derivative instruments	852	(3,613)	134	(1,009)
Litigation costs	1,624	1,537	2,200	2,523
M&A and integration costs	—	—	477	—
Equity transaction costs, including secondary offerings	1,046	—	1,738	—
Impairment of goodwill	—	77,405	—	77,405
Impairment of intangible assets	—	4,906	—	4,906
Impairment of acquired technologies-cost revenue	—	431	—	431
Tax effect of adjustments	(13,618)	(16,587)	(35,384)	(30,633)
Adjusted net income	$56,186	$47,842	$110,976	$94,334
Adjusted net income per share attributable to common stockholders:
Basic	$0.09	$0.08	$0.18	$0.15
Diluted	$0.09	$0.07	$0.17	$0.15
Weighted average shares outstanding:
Basic	609,997,114	621,235,776	604,138,246	618,740,340
Diluted	638,367,745	651,427,506	636,990,633	648,887,781

CCC INTELLIGENT SOLUTIONS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollar amounts in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$51,774	$69,554	$107,009	$102,632
Purchases of software, equipment, and property	(15,561)	(14,560)	(31,224)	(29,084)
Free Cash Flow	$36,213	$54,994	$75,785	$73,548